INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-71317 of Fisher Scientific International Inc. on Form S-4 of our report dated February 18, 1998 (March 9, 1998 as to Note 2), appearing in the Annual Report on Form 10-K of Fisher Scientific International Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
February 16, 1999